UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 22, 2022

Network-1 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

65 Locust Avenue, New Canaan, Connecticut 06840

(Address of Principal Executive Offices) (Zip Code)

(203) 920-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NTIP	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 28, 2022, Network-1 Technologies, Inc. (the “Company”) announced that its newly formed subsidiary, HFT Solutions, LLC, has acquired a patent portfolio covering certain advanced technologies relating to high frequency trading including equities, options, futures and other exchange traded securities (the “HFT Patent Portfolio”). The HFT Patent Portfolio includes six issued U.S. patents and two pending U.S. patents. A copy of the press release is attached as Exhibit 99.1.

Item 5.02	Compensatory Arrangements of Certain Officers.

On March 22, 2022, Company entered into a new employment agreement (“Agreement”) with Corey M. Horowitz pursuant to which he continues to serve as the Company’s Chairman and Chief Executive Officer for a four year term, at an annual base salary of $535,000 which shall be increased by 3% per annum during the term of the Agreement. The Agreement established an annual target bonus of $175,000 for Mr. Horowitz based upon performance.

In addition, pursuant to the Agreement, the Company granted to Mr. Horowitz, under the Company’s 2013 Stock Incentive Plan, 600,000 restricted stock units (the “RSUs”) which shall vest in four tranches, as follows: (1) 175,000 RSUs shall vest 100,000 RSUs on March 22, 2023 and 75,000 RSUs on March 22, 2024, subject to your continued employment by the Company through each such vesting date (the “Employment Condition”); (2) 150,000 RSUs shall vest if at any time during the Term the Company’s common stock (the “Common Stock”) achieves a Closing Price (as defined in the Employment Agreement) of a minimum of $3.50 per share (subject to adjustment for stock splits) and the Employment Condition is satisfied through the date such minimum per share Closing Price is achieved; (3) 150,000 RSUs shall vest if at any time during the Term the Common Stock achieves a Closing Price of a minimum of $4.00 per share (subject to adjustment for stock splits) and the Employment Condition is satisfied through the date such minimum per share Closing Price is achieved; and (4) 125,000 RSUs shall vest if at any time during the Term the Common Stock achieves a Closing Price of a minimum of $4.50 per share (subject to adjustment for stock splits) and the Employment Condition is satisfied through the date such minimum per share Closing Price is achieved. Notwithstanding the aforementioned, in the event of a Change of Control (as defined in the Employment Agreement), a Termination Other Than for Cause (as defined), or a termination of employment by Mr. Horowitz for Good Reason (as defined), all of the 600,000 RSUs shall accelerate and become immediately fully vested.

Except as provided in the Agreement, all other terms and provisions of the Employment Agreement, dated July 14, 2016, between the Company and Mr. Horowitz are incorporated in the Agreement and remain in full force and effect (a copy of the Employment Agreement, dated July 14, 2016, was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 19, 2016). The full text of the Agreement is included as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(c)       Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated March 22, 2022 (including Exhibit A – Agreement for Restricted Stock Units)

99.1	Press Release dated March 28, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated: March 28, 2022	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz Title: Chairman & Chief Executive Officer